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                                                                     EXHIBIT 5.1



                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                              Minneapolis MN 55420


                                August 25, 2000




Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562


         Re:      Registration of Shares of Common Stock on Form S-3
                  SEC No. 333-42390


Ladies and Gentlemen:


     We have acted as counsel to Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), of up to 1,568,175 shares of common stock, $.01 par value, of the Company (the "Common Stock") issuable upon the exercise of outstanding options and warrants to purchase the Company's Common Stock (the "Underlying Shares"). You have requested our opinion in connection with the registration of the Underlying Shares covered by the Prospectus, contained in the Registration Statement (the "Prospectus"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:


     1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

     2. The Underlying Shares of Common Stock to be issued by the Company pursuant to the exercise of the options and warrants have been and will be duly authorized. Upon proper exercise of the outstanding options and warrants and payment for the underlying Shares, the Shares will be fully paid and nonassessable Common Stock of the Company.

     For the purposes of this opinion, we are assuming the proper execution of the options and warrants and all certificates evidencing the options and warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.

                                         Very truly yours,


                                         /s/LINDQUIST & VENNUM P.L.L.P.
                                         LINDQUIST & VENNUM P.L.L.P.